ASB Bancorp Reports Third Quarter Results

ASHEVILLE, N.C., Oct. 31, 2011 /PRNewswire/ -- ASB Bancorp, Inc. (the "Company")(NASDAQ GM: ASBB), the holding company for Asheville Savings Bank, S.S.B. (the "Bank"), announced today its operating results for the three- and nine-month periods ended September 30, 2011. The Company was incorporated on May 12, 2011 by the Bank to be the Bank's holding company upon completion of the Bank's conversion from the mutual to stock form of organization, which occurred on October 11, 2011. As of September 30, 2011, the Company was not an operating company and, therefore, the information presented in this news release is on a consolidated basis for the Bank. The Bank reported net income of $571,000 and $1.9 million for the three- and nine-month periods ended September 30, 2011, respectively.

(Logo: http://photos.prnewswire.com/prnh/20111031/CL96775LOGO )

"We continue to show improved results over last year, primarily as a result of lower loan and real estate loss expenses," said Suzanne S. DeFerie, President and Chief Executive Officer. "While we are beginning to see signs of some improvement in our real estate market, fragile local economic conditions persist so we remain vigilant in monitoring the impact of both real estate values and sales volumes."

Balance Sheet Review

Total assets increased $48.8 million, or 6.5%, to $798.8 million at September 30, 2011 from $750.0 million at December 31, 2010, primarily due to $49.1 million in escrowed funds from orders to purchase shares of the Company's common stock in the Company's subscription and community offering, which was consummated on October 11, 2011. Cash and cash equivalents increased $51.2 million, or 211.1%, to $75.4 million at September 30, 2011 from $24.2 million at December 31, 2010. Investment securities increased $53.9 million, or 29.7%, during the first nine months of 2011 to $235.3 million at September 30, 2011 from $181.4 million at December 31, 2010, primarily due to the reinvestment of proceeds from loan repayments and prepayments that were not replaced by new loan originations. Loans receivable, net of deferred fees, decreased $49.7 million, or 9.9%, to $450.3 million at September 30, 2011 from $500.0 million at December 31, 2010 as loan repayments, prepayments, and foreclosures outpaced new loan originations.

Deposits decreased $4.2 million, or 0.7%, to $615.6 million at September 30, 2011 from $619.8 million at December 31, 2010. During the nine months ended September 30, 2011, the Company continued its focus on core deposits, from which it excludes certificates of deposit, which increased $15.5 million, or 4.7%, to $347.9 million at September 30, 2011 from $332.4 million at December 31, 2010. Certificates of deposit decreased $19.7 million, or 6.9%, to $267.7 million at September 30, 2011 compared to $287.4 million at December 31, 2010. Other liabilities increased $48.9 million during the first nine months of 2011 primarily due to the escrowed funds from stock orders pending the closing of the Company's stock offering.

Asset Quality

The provision for loan losses totaled $730,000 for the third quarter of 2011 compared to $13.8 million for the third quarter of 2010. The decrease in the provision was due to the combination of fewer charge-offs in the loan portfolio, a decline in impaired loans, and lower loan balances. The allowance for loan losses totaled $10.9 million, or 2.41% of total loans at September 30, 2011 compared to $12.7 million, or 2.54% of total loans, at December 31, 2010. We charged off $3.8 million in loans during for the first nine months of 2011 compared to $10.5 million in loans charged off during the first nine months of 2010.

Nonperforming assets totaled $22.3 million, or 2.79% of total assets, at September 30, 2011, compared to $24.1 million, or 3.21% of total assets, at December 31, 2010. Nonperforming assets included $11.6 million in nonperforming loans and $10.7 million in foreclosed real estate at September 30, 2011, compared to $13.4 million and $10.7 million, respectively, at December 31, 2010. As of September 30, 2011, nonperforming loans included seven commercial land development loans that totaled $6.9 million, one commercial mortgage of $1.1 million, three commercial and industrial loans that totaled $500,000, 18 residential mortgages that totaled $2.7 million, and five home equity loans that totaled $400,000. As of September 30, 2011, the nonperforming loans had specific reserves of $1.5 million. Foreclosed real estate at September 30, 2011 included 18 properties with a total carrying value of $10.7 million.

Income Statement Analysis

Net interest income decreased $290,000, or 5.5%, to $5.0 million for the third quarter of 2011 compared to $5.3 million for the third quarter of 2010. The net interest margin decreased 10 basis points for the quarter ended September 30, 2011 to 2.74% compared to 2.84% for the quarter ended September 2010. The decrease in net interest income for the third quarter of 2011 compared to the third quarter of 2010 primarily resulted from a decrease in average interest-earning assets of $14.1 million and a 48 basis point decrease in the average yield on interest-earning assets, which were partially offset by a 42 basis point decrease in the average cost of interest-bearing liabilities and a $19.9 million decrease in average interest-bearing liabilities.

For the nine-month period ended September 30, 2011, net interest income decreased $1.1 million, or 6.2%, to $15.3 million compared to $16.4 million for the nine-month period ended September 30, 2010. Comparing these year-to-date periods, the net interest margin decreased 12 basis points to 2.89% in 2011 from 3.01% in 2010. The decrease in net interest income for the 2011 period compared to 2010 was mostly attributable to a decrease in the balance of average interest-earning assets of $13.9 million and a decrease in the average yield on interest-earning assets of 51 basis points that were in part offset by a decrease of 46 basis points in the average cost of interest-bearing liabilities and a decrease of $7.3 million in the balance of average interest-bearing liabilities.

Noninterest income increased $289,000, or 16.9%, to $2.0 million for the three months ended September 30, 2011 compared to $1.7 million for the three months ended September 30, 2010, primarily due to higher gains from sales of securities and loan prepayment penalties that were partially offset by lower gains from sales of residential mortgage loans and lower deposit overdraft fees. For the nine months ended September 30, 2011, noninterest income decreased $245,000, or 4.2%, to $5.6 million from $5.9 million for the nine months ended September 30, 2010, primarily due to lower deposit overdraft fees, lower gains from sales of residential mortgage loans and lower gains from sales of securities that were partially offset by higher loan prepayment penalties, higher deposit account fees and higher ATM and debit card fees.

When comparing the three-month periods ended September 30, 2011 and 2010, noninterest expense decreased $898,000, or 14.4%, to $5.3 million from $6.2 million, respectively. The decrease was primarily attributable to lower provisions for losses on foreclosed properties that were partially offset by higher compensation expenses. For the nine-month period ended September 30, 2011, noninterest expense decreased $270,000, or 1.6%, to $16.2 million from $16.5 million for the nine-month period ended September 30, 2010, primarily due to the same reasons that resulted in the decrease for the quarterly period comparison.

The Bank is a North Carolina chartered savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

This news release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Selected Financial Condition Data

	September 30,	December 31,
(dollars in thousands)	2011	2010*	% change

Total assets	$ 798,748	$ 749,965	6.5%
Cash and cash equivalents	75,402	24,234	211.1%
Investment securities	235,285	181,393	29.7%
Loans receivable, net of deferred fees	450,263	500,003	-9.9%
Allowance for loan losses	(10,873)	(12,676)	14.2%
Deposits	615,555	619,757	-0.7%
Stock order funds	49,063	-	n/a
FHLB advances	60,000	60,000	0.0%
Total equity	67,681	62,881	7.6%
* Derived from audited consolidated financial statements.

Selected Operating Data

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands)	2011	2010	% change	2011	2010	% change

Interest and
dividend income	$ 7,090	$ 8,136	-12.9%	$ 21,974	$ 25,223	-12.9%
Interest expense	2,120	2,876	-26.3%	6,629	8,862	-25.2%
Net interest income	4,970	5,260	-5.5%	15,345	16,361	-6.2%
Provision for loan losses	730	13,838	-94.7%	1,811	18,309	-90.1%
Net interest income (loss)
after provision for
loan losses	4,240	(8,578)	149.4%	13,534	(1,948)	794.8%
Noninterest income	2,004	1,715	16.9%	5,612	5,857	-4.2%
Noninterest expense	5,322	6,220	-14.4%	16,184	16,454	-1.6%
Income (loss) before
income tax provision	922	(13,083)	107.0%	2,962	(12,545)	123.6%
Income tax
provision (benefit)	351	(5,080)	106.9%	1,064	(4,886)	121.8%
Net income (loss)	$ 571	$ (8,003)	107.1%	$ 1,898	$ (7,659)	124.8%

Selected Average Balances and Yields/Costs

	For the Three Months Ended September 30,
	2011		2010
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 29,898	0.20%	$ 27,444	0.26%
Loans receivable	460,388	4.92%	552,856	5.00%
Investment securities	75,079	2.44%	61,165	2.95%
Mortgage-backed and similar securities	154,388	2.38%	92,322	3.05%
Other interest-earning assets	3,912	0.91%	3,974	0.50%
Interest-bearing deposits	567,206	1.06%	586,824	1.53%
Overnight and short-term borrowings	803	0.00%	1,056	0.38%
Federal Home Loan Bank advances	60,000	4.03%	60,000	4.03%

Interest rate spread		2.56%		2.62%
Net interest margin		2.74%		2.84%

	For the Nine Months Ended September 30,
	2011		2010
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 22,388	0.23%	$ 22,310	0.27%
Loans receivable	478,748	5.02%	574,987	5.13%
Investment securities	70,114	2.57%	49,841	3.29%
Mortgage-backed and similar securities	138,488	2.54%	76,422	3.36%
Other interest-earning assets	3,942	0.88%	3,986	0.30%
Interest-bearing deposits	569,550	1.13%	576,764	1.63%
Overnight and short-term borrowings	1,278	0.42%	1,316	0.30%
Federal Home Loan Bank advances	60,000	4.03%	60,000	4.03%

Interest rate spread		2.73%		2.78%
Net interest margin		2.89%		3.01%

Selected Asset Quality Data

	Three Months Ended		Nine Months Ended
Allowance for Loan Losses	September 30,		September 30,
(in thousands)	2011	2010	2011	2010

Allowance for loan losses, beginning of period	$ 12,353	$ 10,097	$ 12,676	$ 8,994
Provision for loan losses	730	13,838	1,811	18,309

Charge-offs	(2,233)	(7,087)	(3,818)	(10,525)
Recoveries	23	35	204	105
Net charge-offs	(2,210)	(7,052)	(3,614)	(10,420)

Allowance for loan losses, end of period	$ 10,873	$ 16,883	$ 10,873	$ 16,883

Allowance for loan losses as a percent of:
Total loans	2.41%	3.19%	2.41%	3.19%
Total nonperforming loans	94.02%	110.69%	94.02%	110.69%

Nonperforming Assets	September 30,	December 31,
(dollars in thousands)	2011	2010	% change

Nonperforming Loans:
Nonaccruing Loans (1)
Commercial:
Commercial construction and land development	$ 6,351	$ 5,205	22.0%
Commercial mortgage	1,062	3,810	-72.1%
Commercial and industrial	457	377	21.2%
Total commercial	7,870	9,392	-16.2%
Non-commercial:
Non-commercial construction and land development	543	553	-1.8%
Residential mortgage	2,732	3,194	-14.5%
Revolving mortgage	392	191	105.2%
Consumer	28	94	-70.2%
Total non-commercial	3,695	4,032	-8.4%
Total nonaccruing loans (1)	11,565	13,424	-13.8%

Total loans past due 90 or more days
and still accruing	-	-	0.0%

Total nonperforming loans	11,565	13,424	-13.8%

Foreclosed real estate	10,697	10,650	0.4%

Total nonperforming assets	22,262	24,074	-7.5%

Performing troubled debt restructurings (2)	13,031	15,233	-14.5%
Performing troubled debt restructurings and
total nonperforming assets	$ 35,293	$ 39,307	-10.2%

Nonperforming loans as a percent of total loans	2.57%	2.68%
Nonperforming assets as a percent of total assets	2.79%	3.21%
Performing troubled debt restructurings and
total nonperforming assets to total assets	4.42%	5.24%
(1) Nonaccruing loans include nonaccruing troubled debt restructurings.
(2) Performing troubled debt restructurings exclude nonaccruing troubled debt restructurings.

Selected Performance Ratios

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Return on average assets (1)	0.30%	-4.11%	0.34%	-1.35%
Return on average equity (1)	3.37%	-43.02%	3.88%	-13.72%
Interest rate spread (1)(2)	2.56%	2.62%	2.73%	2.78%
Net interest margin (1)(3)	2.74%	2.84%	2.89%	3.01%
Efficiency ratio (4)	76.04%	89.02%	76.98%	73.95%
(1) Ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(3) Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(4) Represents noninterest expenses divided by the sum of net interest income, on a tax equivalent basis using a federal marginal tax rate of 34%, and noninterest income.

Quarterly Data

	Three Month Periods Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2011	2011	2011	2010	2010

Income Statement Data:
Interest and dividend income	$ 7,090	$ 7,502	$ 7,382	$ 7,592	$ 8,136
Interest expense	2,120	2,205	2,304	2,582	2,876
Net interest income	4,970	5,297	5,078	5,010	5,260
Provision for loan losses	730	424	657	4,110	13,838
Net interest income (loss) after
provision for loan losses	4,240	4,873	4,421	900	(8,578)
Noninterest income	2,004	1,928	1,680	1,826	1,715
Noninterest expense	5,322	5,630	5,232	5,713	6,220
Income (loss) before income
tax provision	922	1,171	869	(2,987)	(13,083)
Income tax provision (benefit)	351	429	284	(1,188)	(5,080)
Net income (loss)	$ 571	$ 742	$ 585	$ (1,799)	$ (8,003)

	As Of	As Of	As Of	As Of	As Of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2011	2011	2011	2010*	2010

Ending Balance Sheet Data:
Total assets	$ 798,748	$ 755,143	$ 750,709	$ 749,965	$ 749,307
Cash and cash equivalents	75,402	25,825	26,436	24,234	23,176
Investment securities	235,285	225,802	204,316	181,393	97,015
Loans receivable, net of deferred fees	450,263	467,599	484,729	500,003	597,601
Allowance for loan losses	(10,873)	(12,353)	(12,632)	(12,676)	(8,994)
Deposits	615,555	616,463	616,586	619,757	608,538
Stock order funds	49,063	-	-	-	-
FHLB advances	60,000	60,000	60,000	60,000	60,000
Total equity	67,681	65,547	63,295	62,881	73,649

Asset Quality:
Nonperforming loans	$ 11,565	$ 11,070	$ 14,190	$ 13,424	$ 9,285
Nonperforming assets	22,262	20,588	24,696	24,074	19,676
Nonperforming loans to total loans	2.57%	2.37%	2.93%	2.68%	1.55%
Nonperforming assets to total assets	2.79%	2.73%	3.29%	3.21%	2.63%
Allowance for loan losses	$ 10,873	$ 12,353	$ 12,632	$ 12,676	$ 8,994
Allowance for loan losses to total loans	2.41%	2.64%	2.61%	2.54%	1.51%
Allowance for loan losses to
nonperforming loans	94.02%	111.59%	89.02%	94.43%	96.87%
* Ending balance sheet data as of December 31, 2010 were derived from audited consolidated financial statements.

CONTACT: Suzanne S. DeFerie, Chief Executive Officer, +1-828-254-7411